Exhibit J

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the references to our firm under the captions “Financial Highlights” in the Prospectus and “Miscellaneous Information – Independent Registered Public Accounting Firm” in the Statement of Additional Information and to the incorporation by reference of our report dated October 27, 2009 in Post-Effective Amendment No. 29 to the Registration Statement (Form N-1A No. 333-132380) and related Prospectus and Statement of Additional Information of WisdomTree Trust.

ERNST & YOUNG LLP

New York, New York

December 21, 2009